News Release

April 28, 2006                               Contact: Dennis R. Stewart, EVP/CFO
FOR IMMEDIATE RELEASE                                             (215) 579-4000

               TF Financial Corporation Reports First Quarter 2006
                      Results and Quarterly Dividend

Newtown, Pennsylvania: TF Financial Corporation (Nasdaq National Market - THRD) today reported net income of $1,255,000 ($0.46 per diluted share) for the first quarter of 2006, compared with $1,476,000 ($0.52 per diluted share) for the first quarter of 2005. The Company also announced that its Board of Directors had declared a quarterly dividend of $0.19 per share, payable May 15, 2006 to shareholders of record on May 8, 2006.

Highlights for the current quarter included:
     o Interest income increased by over 12% compared to the first quarter of 2005, and is up 2% compared with the fourth quarter of 2005, reflecting continued strong loan growth since the year-ago and year-end periods.
     o The deposit environment was extremely competitive. Total deposits decreased from $470.5 million at December 31, 2005 to $464.3 million at March 31, 2006. In addition, the Company increased the interest rates paid on its deposits and offered attractively priced new deposit products as part of its efforts to stem deposit attrition and attract new deposit relationships.
     o The interest rate environment continued to be challenging. The Company's net interest margin, while still very respectable, was 3.60% during the quarter ended March 31, 2006 compared with 3.68% during the fourth quarter of 2005, and 3.85% during the first quarter of 2005. As a result, net interest income was down $139,000 and $123,000 during the first quarter of 2006 compared with the fourth quarter and first quarter of 2005, respectively.
     o Operating results for the first quarter of 2006 contained $200,000 of stock compensation expense, reflecting both a stock and stock option grant during the fourth quarter of 2005 and the adoption during the first quarter of 2006 of a new accounting principle requiring the expensing of the value of stock options.
     o Operating results during the first quarter of 2006 contained approximately $84,000 of direct expense related to a new branch office opened during the third quarter of 2005.
     o Dividends paid in the quarter were $0.19 per share, up 5.6% from the $0.18 per share paid during the first quarter of 2005.

Commenting on the performance of the Company, President Kent C. Lufkin noted that "in the face of a sustained flat yield curve and the fever-pitch competition for new deposits, I believe that the Company has performed well by carefully managing the pricing of both its loan and deposit products, controlling expenses, developing creative new products and continuing to effectively market our "green" theme. We will continue to carefully manage all areas of our operations throughout this challenging period."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Interested parties can find a wealth of financial information on the website by selecting "About Us" on the home page, then selecting the "Investor Relations" option.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
FINANCIAL INFORMATION
          (dollars in thousands except per share data)


                                                                 THREE MONTHS
                                                                 ------------                  INC
                                                         3/31/2006              3/31/2005     (DEC)
                                                         ---------              ---------     -----
EARNINGS SUMMARY

          Interest Income                               $   9,103              $   8,097      12.4%
          Interest expense                                  3,596                  2,467      45.8%
          Net interest income                               5,507                  5,630      -2.2%
          Loan loss provision                                  90                    150     -40.0%
          Non-interest income                                 681                    662       2.9%
          Non-interest expense                              4,370                  4,131       5.8%
          Income taxes                                        473                    535     -11.6%
          Net income                                    $   1,255              $   1,476     -15.0%


PER SHARE INFORMATION

          Earnings per share, basic                     $    0.47              $    0.54     -13.0%
          Earnings per share, diluted                   $    0.46              $    0.52     -11.5%


          Dividends paid                                $    0.19              $    0.18       5.6%


FINANCIAL RATIOS

          Annualized return on average assets               0.76%                  0.95%     -20.0%
          Annualized return on average equity               8.15%                  9.93%     -17.9%
          Efficiency ratio                                 71.66%                 67.26%       6.5%


AVERAGE BALANCES

          Loans                                         $ 498,329              $ 446,618      11.6%
          Mortgage-backed securities                       91,476                118,816     -23.0%
          Investment securities                            41,638                 32,861      26.7%
          Other interest-earning assets                       781                  1,135     -31.2%
          Total earning assets                            632,224                599,430       5.5%
          Non-earning assets                               33,424                 33,211       0.6%
          Total assets                                    665,648                632,641       5.2%

          Deposits                                        460,705                455,316       1.2%
          FHLB advances                                   135,916                111,888      21.5%
          Total interest bearing liabilities              596,621                567,204       5.2%
          Non-interest bearing liabilities                  6,542                  5,155      26.9%
          Stockholders' equity                             62,485                 60,282       3.7%
          Total liabilities & stockholders'             $ 665,648              $ 632,641       5.2%
               equity


SPREAD AND MARGIN ANALYSIS

Average yield on:
          Loans                                              6.24%                  5.88%
          Mortgage-backed securities                         4.49%                  4.45%
          Investment securities                              5.02%                  4.68%
          Other interest-earning assets                      4.15%                  3.57%
Average cost of:
          Deposits                                           1.98%                  1.37%
          FHLB advances                                      4.02%                  3.37%

Interest rate spread                                         3.46%                  3.76%
Net interest margin                                          3.60%                  3.85%

T F FINANCIAL CORPORATION
FINANCIAL INFORMATION
          (dollars in thousands except per share data)

                                                                     THREE MONTHS
                                                                     ------------              INC
                                                          3/31/2006              3/31/2005    (DEC)
                                                          ---------              ---------    -----
NON-INTEREST INCOME

          Retail banking fees                           $     672               $    640        5.0%
          Gain on sale of loans                                 9                     22      -59.1%


NON-INTEREST EXPENSE

          Salaries and benefits                             2,439                  2,391        2.0%
          Stock-based compensation                            200                      -        0.0%
          Occupancy                                           704                    661        6.5%
          Deposit insurance                                    15                     17      -11.8%
          Professional fees                                   212                    226       -6.2%
          Deposit intangible amortization                      28                     34      -17.6%
          Advertising                                         177                    176        0.6%
          Other                                               595                    626       -5.0%


                                                          3/31/2006                        12/31/2005
                                                          ---------                        ----------

DEPOSIT INFORMATION

          Non-interest checking                         $  39,649                         $  37,138
          Interest checking                                51,691                            52,319
          Money market                                     68,031                            79,666
          Savings                                         147,079                           151,725
          CD's                                            157,808                           149,673


OTHER PERIOD ENDING INFORMATION

Per Share
          Book value (a)                                $   23.07                         $   23.08
          Tangible book value (a)                       $   21.44                         $   21.46
          Closing market price                          $   30.00                         $   28.45

Balance sheet
          Loans,net                                     $ 508,526                         $ 490,959
          Cash and cash equivalents                         4,415                             3,821
          Mortgage-backed securities                       88,176                            93,688
          Investment securities                            41,365                            42,563
          Total assets                                    672,980                           660,839
          FHLB advances and other                         139,620                           121,260
          Stockholders' equity                             62,047                            62,648

ASSET QUALITY
          Non-performing loans                              1,569                             1,588
          Loan loss reserves                                2,718                             2,641
          Reserves to gross loans                            0.53%                             0.54%
          Non-performing loans to gross loans                0.31%                             0.32%
          Non-performing loans to total assets               0.23%                             0.24%
          Foreclosed property                                 700                               700
          Foreclosed property to total assets                0.10%                             0.11%
          Non-performing assets to total assets              0.34%                             0.35%

OTHER STATISTICAL INFORMATION
          Shares outstanding (000's) (a)                    2,690                             2,714
          Number of branch offices                             15                                15
          Full time equivalent employees                      178                               172

     (a) Excludes 180,000 and 185,000 employee stock ownership plan shares at March 31, 2006 and December 31, 2005, respectively.